SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

TMST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ike Kalangis resigned as a director of TMST, Inc., a Maryland corporation, formerly known as Thornburg Mortgage, Inc. (the “Company”), effective September 10, 2009.

Larry A. Goldstone, the Company’s President and Chief Executive Officer, the Company’s principal executive officer, and a director of the Company, resigned from each of his positions as an officer and director of the Company, effective September 15, 2009.

Clarence G. Simmons, III, the Company’s Senior Executive Vice President, Chief Financial Officer and Secretary, and the Company’s principal financial officer and principal accounting officer, resigned from each of his positions as an officer of the Company, effective September 15, 2009.

Mr. Goldstone’s and Mr. Simmons’ resignations arose as a result of a disagreement between them and the Company with respect to policies concerning the allocation and use of resources, including employees, between the Company and a new company founded by Messrs. Goldstone and Simmons, SAF Financial, Inc. The Company’s Board of Directors (the “Board”) has determined that the policies implemented by Messrs. Goldstone and Simmons were not appropriate, and the Board has taken steps to abolish those policies, including implementing management changes.

(c) The Board appointed Anne-Drue M. Anderson as President and Treasurer of the Company, effective September 15, 2009. Ms. Anderson will serve as the principal executive officer, principal financial officer and principal accounting officer of the Company. Ms. Anderson will be compensated for these services in an amount to be determined and approved by the Board. The Board’s current expectation is that her commitment will exceed 40 hours per week during this initial transition period, with the expectation that Ms. Anderson’s time commitment will be reduced as the wind down of the Company’s operations continue. Ms. Anderson will remain a director of the Company, but will no longer be entitled to any compensation as a non-employee director.

Ms. Anderson, age 48, has been a director of the Company since December 2003 and a member of the audit committee of the Board since 2004. During 2000 and 2001, Ms. Anderson served as President of Neighborhood Housing Services of America, a non-profit housing-related firm in Oakland, California. Prior to that, she was an Executive Vice President and Director of Residential Lending for H.F. Ahmanson & Company and Home Savings of America. She joined Home Savings as Treasurer in 1993 and in 1995 became the first female Executive Vice President in the 109-year history of the company. During her tenure at Home Savings, Ms. Anderson managed numerous areas, in addition to Residential Lending, including Secondary Marketing, Funds Management, Capital Markets, Online Banking, Corporate Marketing, Brand Management and Advertising. She currently serves as a director of Enterprise Development International, a non-profit micro lender that assists individuals in extreme poverty in numerous third world countries to create small businesses through subsidized lending and business training. Ms. Anderson is a Phi Beta Kappa graduate of Agnes Scott College, B.A., and received an M.B.A. from the University of Texas at Austin.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2009, the United States Trustee for Region Four, including the District of Maryland, filed a motion in the United States Bankruptcy Court for the District of Maryland seeking the appointment of a chapter 11 trustee or, in the alternative, an examiner, pursuant to §1104 of the United States Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMST, INC.

Date: September 16, 2009	By:	/s/ Anne-Drue M. Anderson
Anne-Drue M. Anderson, President